UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 3, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On February 3, 2012, BB&T Corporation announced that it reached an agreement to acquire the life and property and casualty insurance operating divisions of Roseland, N.J.,- based Crump Group Inc. Crump is the largest independent wholesale distributor of life insurance and one of the largest providers of wholesale commercial insurance brokerage and specialty programs in the U.S.

A copy of the press release announcing the transaction and a presentation posted on our website are attached as Exhibits 99.1 and 99.2.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	A copy of the press release announcing the acquisition of the life and property and casualty insurance operating divisions of Crump Group Inc.

99.2	A copy of the presentation related to the acquisition of the life and property and casualty insurance operating divisions of Crump Group Inc.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: February 6, 2012